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Exhibit 10.5.4

                                 THIRD AMENDMENT
                                       TO
                             SUMMIT PROPERTIES INC.
                 1996 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN


A. The Summit Properties Inc. 1996 Non-Qualified Employee Stock Purchase Plan (the "Plan"), as previously amended, is hereby further amended as follows:

     1. (a) Section 6 is hereby amended by deleting subsection (a)(2) thereof in its entirety and substituting therefor the following:

                  "(2) the maximum payroll contribution and cash contribution which a Participant can make for purchases under this Plan for any calendar year shall be $25,000."

        (b) Section 6 is hereby amended by deleting subsection (f) thereof in its entirety.

B.  The effective date of this Third Amendment shall be December 13, 1999.

C.  Except as amended herein, the Plan is confirmed in all other respects.